UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2021

Daktronics, Inc.
(Exact Name of Registrant as Specified in Charter)

South Dakota	0-23246	46-0306862
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

201 Daktronics Drive
Brookings, SD  57006
(Address of Principal Executive Offices, and Zip Code)

(605) 692-0200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	DAKT	Nasdaq Global Select Market
Preferred Stock Purchase Rights	DAKT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.04    Temporary Suspension of Trading under Registrant's Employee Benefit Plans

Daktronics, Inc. 401(k) (the “Plan”) will transfer to a new trustee administrative platform. As a result, a trading blackout period for Daktronics, Inc. (the "Company") common stock held in the Plan will be imposed on Plan participants at the close of trading on May 19, 2021. The blackout period is expected to last until the week of May 24, 2021, though the exact date is unknown at this time. During the blackout, Plan participants will be prohibited from performing certain functions within the Plan, including (i) changing investment elections for future contributions; (ii) transferring funds among investment options; and (iii) requesting a Plan loan, distribution, or withdrawal. The directors, executive officers, and Section 16 officers of the Company are currently restricted from trading in the Company’s securities under the Company’s scheduled quarterly blackout period, which began on April 5, 2021. Questions about the blackout period can be addressed to Daktronics Inc, Attn: Benefits, 201 Daktronics Drive, Brookings, SD 57006, (800) 325-8766.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Sheila M. Anderson
Sheila M. Anderson, Chief Financial Officer
Date:	April 21, 2021